UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Annual Incentive Bonus Performance Goals

On March 26, 2026, the Compensation Committee of the Board of Directors (the “Committee”) approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers for the year ending December 31, 2026, pursuant to the 2022 Executive Incentive Plan which was adopted by the Committee in March, 2022 (the “Plan”). Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2026 base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Marc D. Miller is stipulated in his employment agreement.

Mr. Alan B. Miller, who serves as our Executive Chairman of the Board, may be entitled to bonuses and other compensation (including annual incentive bonuses) as may be determined by the Committee. On March 26, 2026, a discretionary cash bonus of $1.07 million was approved by our Compensation Committee and will be paid to Mr. Alan B. Miller for the year ended December 31, 2025.

The following table shows each executive officer’s corporate performance criteria target bonus as a percentage of their base salary for 2026. With respect to Messrs. Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2026 will be determined using the corporate performance criteria, as described below. With respect to Messrs. Sim and Peterson, their 2026 annual incentive bonus will be determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
Marc D. Miller	Chief Executive Officer (“CEO”) and President	150%
Steve G. Filton	Executive Vice President and Chief Financial Officer (“CFO”)	100%
Edward H. Sim	Executive Vice President (“EVP”) and President-Acute Care Division	100%
Matthew J. Peterson	Executive Vice President and President-Behavioral Health Division	100%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 200% of that executive officer’s target bonus based, either entirely (100% for Messrs. Marc Miller and Steve Filton) or in part (25% for Messrs. Sim and Peterson), on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS (as set forth in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2026. The adjusted net income per diluted share attributable to UHS excludes the impact of future items, if applicable and material, that are nonrecurring or non-operational in nature, including, among other things, items such as changes in the value of certain non-marketable securities, and the net tax impact recorded in connection with ASU 2016-09, Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

Pursuant to the formulae approved by the Committee, Messrs. Sim and Peterson will be entitled to receive between 0% and 200% of their target bonus that is based on the divisional results (75%). The divisional income targets consist of the projected aggregate pre-tax income for our acute care and behavioral health services segments, net of certain deductions which consist primarily of a charge for the estimated cost of capital. The divisional income targets may be adjusted to include or exclude the impact of items, if applicable and material, that are, among other things, nonrecurring or non-operational in nature.

2026 Long-Term Incentive Stock-Based Compensation Awards - Time-Based Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units ("PBRSUs")

As reflected on the table below, on March 26, 2026, the Committee awarded RSUs and PBRSUs to each of our executive officers pursuant to the 2020 Omnibus Stock and Incentive Plan. The number of RSUs and PBRSUs reflected below were computed based upon the closing price of our Class B Common Stock on March 26, 2026, of $185.09 per share.

•
The RSUs are scheduled to vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.
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Based on information presented by our third-party executive compensation consultant, the Committee decided that, commencing with the grants made on March 26, 2026, the number of PBRSUs will be based on the average performance over the three-year measurement period (consisting of the years ending December 31, 2026, 2027 and 2028), rather than the performance being measured solely based on the aggregate performance at the end of the third year of the three-year measurement period as had been the case with prior year awards. In addition, to more closely align with the practice of our peer group companies, the payout for the achievement of the minimum performance threshold (90% of the three-year average adjusted earnings before interest, taxes, depreciation and amortization and the impacts of other income/expense ("Adjusted EBITDA net of NCI")), will remain unchanged at 50% of target, while the payout for the achievement of the maximum performance threshold (110% or greater of the three-year average Adjusted EBITDA net of NCI) will increase to 200% of target from 150% of target previously. No payout will be provided for performance that fall below the minimum performance threshold (90% of the three-year average Adjusted EBITDA net of NCI).

			Number of
		Number of	PBRSUs
Name	Title	RSUs	(at target)
Marc D. Miller	CEO and President	29,715	29,715
Alan B. Miller	Executive Chairman	14,153	14,153
Steve G. Filton	EVP and CFO	6,850	6,850
Edward G. Sim	EVP and President-Acute Care Division	6,404	6,404
Matthew J. Peterson	EVP and President-Behavioral Health Division	5,627	5,627

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: March 30, 2026